UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, Robert G. Bohn, the current Chairman of the Board and Chief Executive Officer of Oshkosh Corporation (the “Company”), notified the Company of his intent to retire from his position as Chief Executive Officer effective December 31, 2010 and from his position as Chairman of the Board effective as of the date of the 2011 Annual Meeting of Shareholders of the Company (the “2011 Annual Meeting”). Mr. Bohn also advised the Company that he will not stand for re-election as a director of the Company at the 2011 Annual Meeting.

On the same day, as a result of Mr. Bohn’s intention to retire as Chief Executive Officer, the Board of Directors of the Company (the “Board of Directors”) acted to elect Charles L. Szews, the current President and Chief Operating Officer of the Company, as Chief Executive Officer of the Company effective January 1, 2011. As a result, Mr. Szews will serve in a dual role as President and Chief Executive Officer effective January 1, 2011.  Mr. Szews, who is 53, joined the Company in 1996 as Vice President and Chief Financial Officer and was appointed Executive Vice President in 1997.  In May 2007, Mr. Szews was elected to the Board of Directors.  In September 2007, Mr. Szews was elected President and Chief Operating Officer of the Company.

In addition, on September 20, 2010, as a result of Mr. Bohn’s intention to retire as Chairman of the Board, the Board of Directors acted to elect Richard M. Donnelly as Chairman of the Board effective as of the date of the 2011 Annual Meeting.  Mr. Donnelly currently serves as a director of the Company, and his election as Chairman of the Board is contingent upon his reelection as a director of the Company at the 2011 Annual Meeting.

Also on September 20, 2010, the Board of Directors approved a Retirement Agreement (the “Retirement Agreement”) between the Company and Mr. Bohn, which the parties executed on September 21, 2010. The Retirement Agreement provides that Mr. Bohn’s First Amended and Restated Employment Agreement, dated as of January 1, 2008 (the “Employment Agreement”), will remain in full force and effect until December 31, 2010. The Company has previously filed the Employment Agreement with the Securities and Exchange Commission. In addition, the Retirement Agreement confirms that Mr. Bohn will continue to participate in the Company’s annual cash bonus plan for the Company’s fiscal year ending September 30, 2010 and provides that he will be entitled to a payout in accordance with the terms of the grant and calculated in a manner consistent with that of other senior executives. The Retirement Agreement also confirms that Mr. Bohn’s outstanding performance share and stock option awards will remain outstanding in accordance with the respective terms for such awards. Also pursuant to the Retirement Agreement, in lieu of any bonus, long-term incentive or performance shares for the Company’s fiscal year ending September 30, 2011, Mr. Bohn will receive a bonus payment of $1,000,000, payable on his December 31, 2010 retirement date.

The Retirement Agreement provides that, for the period from January 1, 2011 through November 30, 2011 (the “Transition Period”), Mr. Bohn will continue his employment with the Company and make himself available to the Chief Executive Officer and the Board of Directors.  During the Transition Period, Mr. Bohn will receive an aggregate salary equal to $1,000,000 and, subject to certain exceptions, will continue to participate in the Company’s benefit plans at current levels.  The Retirement Agreement also provides that Mr. Bohn will receive an early retirement supplement in the amount of $1,000,000, payable proportionately over thirty-six months commencing at the end of the Transition Period.  Pursuant to the terms of the Employment Agreement, Mr. Bohn has an entitlement to a supplemental retirement benefit; under the Retirement Agreement, that entitlement is fixed at $62,411 per month payable following the conclusion of the Transition Period in the form of a joint and 100% survivor annuity.

The above-described benefits are in lieu of certain benefits to which Mr. Bohn was entitled under the Employment Agreement.  In addition, the Retirement Agreement provides that Mr. Bohn will be bound by the non-competition provisions contained in the Employment Agreement for a period of two years following the conclusion of the Transition Period and the non-disclosure provisions contained in the Employment Agreement for a period of five years following the conclusion of the Transition Period.  In addition, for a period of two years following the conclusion of the Transition Period, Mr. Bohn generally may not, without the consent of the Company, solicit certain employees of the Company.  Also, as a condition to receiving certain benefits provided him under the Retirement Agreement, Mr. Bohn agreed to execute general releases of claims against the Company and its affiliates.

Item 5.03.                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 20, 2010, the Board of Directors approved Amended and Restated By-Laws of the Company (as amended and restated, the “Restated By-Laws”).  Section 3.01 of the Restated By-Laws provides that, from and after the 2011 Annual Meeting, the Chairman of the Board will be a director that the Board of Directors has determined to be independent in accordance with the listing standards of the New York Stock Exchange Listed Company Rules in effect from time to time who has not previously served as an executive officer of the Company.  The Restated By-Laws also provide, in a number of instances, that the Chief Executive Officer will have authority to act where such authority was given to the Chairman of the Board and/or the President prior to the amendments. These amendments were made as a result of the new requirement that the Chairman of the Board not be an employee of the Company.

The foregoing description of the material amendments to the Restated By-Laws is qualified in its entirety by reference to the full text of the Restated By-Laws which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.                                           Regulation FD Disclosure.

In connection with its approval of the Restated By-Laws, the Board of Directors also approved certain amendments to the Company’s Corporate Governance Guidelines. The amendments, which are effective as of the date of the 2011 Annual Meeting, provide, among other things, that from and after the 2011 Annual Meeting, the Chairman of the Board will be a director that the Board of Directors has determined to be independent in accordance with the listing standards of the New York Stock Exchange Listed Company Rules in effect from time to time who has not previously served as an executive officer of the Company.  The amendments to the Corporate Governance Guidelines also include a succession provision that applies in the event of an unforeseen loss of the Chairman of the Board or in the event that, during his or her term as Chairman of the Board, the Chairman of the Board ceases to be an independent director. The succession would require that any successor Chairman of the Board be an independent director who has not previously served as an executive officer of the Company and that the Chair of the Governance Committee will have the authority of the Chairman of the Board until the Board of Directors can act.

Item 9.01.                                           Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being furnished herewith:

(3.1)                         Oshkosh Corporation By-Laws, as amended and restated effective September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: September 23, 2010	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated September 20, 2010

Exhibit
Number

(3.1)	Oshkosh Corporation By-Laws, as amended and restated effective September 20, 2010.